NovaStar Closes $375 Million Collateralized Debt Obligation

KANSAS CITY, MO., February 8, 2007 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, announced today that through subsidiaries, it closed a $375 million CDO.

Lead manager RBS Greenwich Capital, as well as co-managers Deutsche Bank Securities and Wachovia Securities underwrote NovaStar ABS CDO I, which closed on February 8, 2007. The transaction was structured into 5 rated classes of certificates with a face value of $347,200,000 and subordinated notes with a face value of $27,800,000.

Notes	Principal Amount	Interest Rate	Rating (Fitch/S&P)	Maturity Date
Class A-1 Notes	$ 243,700,000	LIBOR + 0.32%	AAA/AAA	February 8, 2047
Class A-2 Notes	34,900,000	LIBOR + 0.46%	AAA/AAA	February 8, 2047
Class B Notes	28,500,000	LIBOR + 0.65%	AA/AA	February 8, 2047
Class C Notes	24,400,000	LIBOR + 2.25%	A/A	February 8, 2047
Class D Notes	15,700,000	LIBOR + 4.00%	BBB/BBB	February 8, 2047
Subordinated Notes	27,800,000	N/A	N/A	February 8, 2047

NovaStar retained the class D and subordinated notes. The subordinated notes entitle NovaStar to excess cash flow from the underlying asset-backed securities and serve as overcollateralization.

About NovaStar

NovaStar Financial, Inc. (NYSE:NFI) is a specialty finance company that originates, purchases, invests in and services residential nonconforming loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, please reference our website at www.novastarmortgage.com.

Certain matters discussed in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters. Forward-looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to successfully integrate acquired businesses or assets with our existing business; our ability to generate sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; compliance with new accounting pronouncements; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2005 and our quarterly report on form 10-Q, for the period ending September 30, 2006. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424